UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2021

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 8, 2021, SM Energy Company (the “Company”) completed the redemption of $19,285,000 aggregate principal amount of its 6.125% Senior Notes due 2022 (the “2022 Notes”), in accordance with the optional redemption provisions set forth in Article Three of the Indenture dated as of November 17, 2014 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the Supplemental Indenture dated June 23, 2021, between the Company and the Trustee (the “Supplemental Indenture”). The Indenture was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 18, 2014, and the Supplemental Indenture was included as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 23, 2021.

The redemption price for the 2022 Notes was equal to 100.000% of the principal amount, plus accrued and unpaid interest on the principal amount of the 2022 Notes to but excluding the redemption date. The $19,285,000 aggregate principal amount of the 2022 Notes redeemed was all of the 2022 Notes remaining outstanding following the expiration of the early settlement date of the previously announced tender offer and consent solicitation that commenced on June 9, 2021, for any and all of the Company’s 2022 Notes and up to an aggregate principal amount not to exceed $172,265,000 of the Company’s 5.000% Senior Notes due 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

	By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	Executive Vice President and General Counsel

July 8, 2021